SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                August 31, 2004
               ---------------------------------------------------------------
                       (Date of earliest event reported)

                    Synthetic Fixed-Income Securities, Inc.
                                 On Behalf of

        STRATS(SM) Trust For Morgan Stanley Securities, Series 2004-11
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              (Exact Name of Registrant as Specified in Charter)

       Delaware                 333-111858-06                  52-2316339
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(State of Incorporation)         (Commission                (I.R.S. Employer
                                 File Number)              Identification No.)

One Wachovia Center
301 S. College St.
Charlotte, North Carolina                                            28288
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(Address of Principal Executive Offices)                           (Zip Code)

       Registrant's Telephone Number, including area code (704) 374-6611
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ITEM 8.01.        Other Events
                  ------------

     On August 31, 2004, Synthetic Fixed-Income Securities, Inc. ("SFSI") transferred $15,000,000 4.75% Subordinated Notes due 2014 (the "Underlying Securities"), issued by Morgan Stanley to the STRATS(SM) Trust For Morgan Stanley Securities, Series 2004-11 (the "Trust") established by SFSI, which issued 15,000 Floating Rate STRATS(SM) Certificates, Series 2004-11, issued pursuant to a base trust agreement, dated as of September 26, 2003 (the "Base Trust Agreement"), between SFSI and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a series supplement thereto, dated as of August 31, 2004 (the "Series Supplement" and, together with the Base Trust Agreement, the "Trust Agreement"), between SFSI and the Trustee. The Floating Rate Certificates were purchased by Wachovia Capital Markets, LLC ("Wachovia") from SFSI pursuant to an underwriting agreement, dated August 24, 2004 (the "Underwriting Agreement"), between SFSI and Wachovia, as underwriter.

ITEM 9.01.        Financial Statements and Exhibits
                  ---------------------------------

(a)  Financial Statements - Not Applicable

(b)  Pro Forma Financial Information - Not Applicable

(c)  Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.             Description
---------------         -----------

     4.1                Series Supplement, dated as of August 31, 2004.



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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SYNTHETIC FIXED-INCOME SECURITIES,
                                       INC.


                                       /s/ Jimmy Whang
                                       ---------------------------------------
                                       Name:   Jimmy Whang
                                       Title:  Director

August 31, 2004



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INDEX TO EXHIBITS
  Exhibit No.                            Description
  -----------                            -----------
        4.1           Series Supplement, dated as of August 31, 2004.